                                   EXHIBIT 11

                   KSL RECREATION GROUP, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

(in thousands, except share and per share data)


                                                                            1999           1998             1997
                                                                            ----           ----             ----
 NET INCOME (LOSS):
   Income before extraordinary item .............................        $ 23,332        $ 14,114         $  2,801

   Extraordinary loss on early extinguishment of debt ...........               -               -           (3,164)
                                                                         --------        --------         --------

   Net income (loss) ............................................        $ 23,332        $ 14,114         $   (363)
                                                                         ========        ========         ========

DATA AS TO NUMBER OF COMMON AND COMMON
EQUIVALENT SHARES:
   Weighted average number of common shares outstanding .........           1,000           1,000            1,000
   Common equivalent shares .....................................               -               -                -

   Weighted average number of common and common equivalent shares
   Outstanding ..................................................           1,000           1,000            1,000
                                                                         ========        ========         ========

Earnings (loss) per share - Basic & Diluted
Income per share before extraordinary item ......................        $ 23,332        $ 14,114         $  2,801

Extraordinary loss per share ....................................               -               -           (3,164)
                                                                         --------        --------         --------

EARNINGS (LOSS) PER SHARE - Basic & Diluted .....................        $ 23,332        $ 14,114         $   (363)
                                                                         ========        ========         ========